EXHIBIT 99.1

RESTATED SELECTED FINANCIAL DATA

     The selected financial data has been restated to reflect Kroll’s video surveillance subsidiary, InPhoto Surveillance Inc. (“InPhoto”), as a discontinued operation at December 31, 2002 and 2001 and for the years then ended as a result of the sale of InPhoto on June 18, 2003. The selected historical financial data reflects mergers during 1999 and 1998, which were accounted for as poolings of interests, and the completion of other acquisitions in 2002, 2000, 1999 and 1998 that utilized the purchase method of accounting. The selected historical financial data presented as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 have been derived from the audited consolidated financial statements of Kroll attached as Exhibit 99.3 to its Current Report on Form 8-K dated September 19, 2003 (the “Current Report”). The selected historical financial data presented as of December 31, 2000 and 1999 and for the years ended December 31, 1999 and 1998 have been derived from the audited consolidated financial statements of Kroll not included in the Current Report. The selected historical financial data presented as of December 31, 1998 has been derived from unaudited consolidated financial statements of Kroll not included in the Current Report. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” attached as Exhibits 99.3 and 99.2, respectively, to the Current Report.

	Years Ended December 31,

	2002(5)	2001	2000	1999	1998

	(dollars and shares in thousands, except per share data)
Statement of Operations Data (1):
Ongoing operations net sales	$282,869	$201,058	$201,577	$183,500	$122,852
Information Security net sales	—	—	4,033	4,345	116

Total net sales	282,869	201,058	205,610	187,845	122,968
Cost of sales	143,679	120,727	123,791	104,366	69,511

Gross profit	139,190	80,331	81,819	83,479	53,457

Selling and marketing expenses	26,720	18,017	21,490	16,705	11,916
G&A expenses (including amortization)	74,693	60,496	64,192	56,907	30,435
Research and development	5,845	—	—	—	—
Impairment of assets	—	807	—	—	—
Loss on sale of business unit	102	528	—	—	—
Failed financing costs	—	1,043	—	—	—
Failed separation costs	—	607	4,195	—	—
Failed merger related costs	—	—	2,491	1,562	—
Merger related costs	—	—	357	4,069	5,727
Restructuring charges	—	2,726	—	4,072	—

Operating income (loss) (2)	31,830	(3,893)	(10,906)	164	5,379

	Years Ended December 31,

	2002(5)	2001	2000	1999	1998

Interest expense	(4,436)	(4,375)	(4,321)	(2,753)	(1,972)
Interest income	515	127	250	338	801
Other income (expense), net (3)	(4,351)	(782)	1,658	(58)	890

Total other expense	(8,272)	(5,030)	(2,413)	(2,473)	(281)

Income (loss) from continuing operations before provision (benefit) for income taxes	23,558	(8,923)	(13,319)	(2,309)	5,098
Provision (benefit) for income taxes	7,067	2,209	2,377	(1,105)	1,374

Income (loss) from continuing operations	16,491	(11,132)	(15,696)	(1,204)	3,724

Discontinued operations (4):
Loss from discontinued video surveillance subsidiary, net of taxes	(191)	(603)	—	—	—
Income (loss) from discontinued Security Products and Services Group, net of taxes	81	(7,540)	(10,011)	1,043	9,388
Loss from discontinued Voice and Data Communications Group (“VDCG”), net of taxes	—	(2,112)	(8,237)	(1,761)	(1,326)

Total discontinued operations income (loss)	(110)	(10,255)	(18,248)	(718)	8,062

Net income (loss)	$16,381	$(21,387)	$(33,944)	$(1,922)	$11,786

Earnings per Share Data:
Basic income (loss) per share from continuing operations	$0.56	$(0.50)	$(0.70)	$(0.05)	$0.19
Basic income (loss) per share from discontinued operations	$—	$(0.45)	$(0.82)	$(0.04)	$0.42
Basic net income (loss) per share	$0.56	$(0.95)	$(1.52)	$(0.09)	$0.61
Basic weighted average shares outstanding	29,449	22,479	22,295	22,006	19,337
Diluted income (loss) per share from continuing operations	$0.54	$(0.50)	$(0.70)	$(0.05)	$0.19
Diluted income (loss) per share from discontinued operations	$—	$(0.45)	$(0.82)	$(0.04)	$0.40
Diluted net income (loss) per share	$0.54	$(0.95)	$(1.52)	$(0.09)	$0.59
Diluted weighted average shares outstanding	30,542	22,479	22,295	22,006	19,908

	As of December 31,

	2002	2001	2000	1999	1998

	(dollars in thousands)
Balance Sheet Data:
Working capital	$124,078	$52,354	$25,714	$62,042	$84,890
Net property, plant and equipment	$27,193	$15,534	$20,272	$21,778	$11,420
Total assets	$539,622	$172,903	$227,406	$257,753	$205,546
Total debt, including current portion	$24,701	$21,958	$75,350	$63,485	$32,439
Shareholders’ equity	$456,907	$111,133	$116,421	$155,868	$144,496

(1)	For a discussion of various corporate initiatives by Kroll, see Note 2 of the Notes to Kroll’s consolidated financial statements attached as Exhibit 99.3 to the Current Report.

(2)	During 2002, Kroll adopted the non-amortization provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” Accordingly, the results of operations for the years 2001, 2000, 1999 and 1998 reflect amortization of goodwill and indefinite-lived intangible assets, while the results for 2002 do not reflect such amortization.

(3)	In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” Kroll reclassified losses on extinguishments of debt recognized during 2002 and 2001 from an extraordinary item to income from continuing operations.

(4)	Income (losses) from discontinued operations, net of tax, includes the after tax results of Kroll’s discontinued operations and any gain (loss) on disposal of discontinued operations. See Note 5 of the Notes to Kroll’s consolidated financial statements attached as Exhibit 99.3 to the Current Report.

(5)	During 2002, Kroll completed the acquisition of Zolfo Cooper, LLC and Ontrack Data International, Inc. which materially impacted Kroll’s results of operations. See Note 4 of the Notes to Kroll’s consolidated financial statements attached as Exhibit 99.3 to the Current Report.

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